   As filed with the Securities and Exchange Commission on February 2, 2000.

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                               ________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                               ________________

                             MUSICMAKER.COM, INC.
            (Exact Name of Registrant as Specified in its Charter)


           Delaware                                    54-1811721
(State or Other Jurisdiction of               (I.R.S. Employer Identification
Incorporation or Organization)                             No.)


                              1831 Wiehle Avenue
                                   Suite 128
                            Reston, Virginia 20190
                                (703) 904-4110
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                               ________________

                           Amended Stock Option Plan
                               ________________

                            Devarjan S. Puthukarai
                            Chief Executive Officer
                             musicmaker.com, Inc.
                              1831 Wiehle Avenue
                                   Suite 128
                            Reston, Virginia 20190
                                (703) 904-4110
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                               ________________

                                  Copies to:

                             John L. Sullivan, III
                       Venable, Baetjer and Howard, LLP
                             2010 Corporate Ridge
                                   Suite 400
                            McLean, Virginia 22102
                                (703) 760-1600


-----------------------------------------------------------------------------------------------------------------------------
                                                              Proposed
                                                              Maximum             Proposed Maximum
Title of Each Class of Securities       Amount to be         Offering Price       Aggregate Offering
        to be Registered                 Registered            Per Share                Price              Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value           4,200,000 shares     $6.50                $27,300,000              $7,208
(1)(2)

-----------------------------------------------------------------------------------------------------------------------------


     (1) Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

     (2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the average high and low price per share of the Company's Common Stock as reported on the NASDAQ National Market on January 26, 2000.

                                    PART I

          Documents containing the information specified in Part I of Form S-8 have been and/or will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. In accordance with the instructions to
     Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Information Incorporated by Reference.
           -------------------------------------

     The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Registrant's Prospectus, dated July 7, 1999, filed pursuant to Rule 424 (b) under the Securities Act of 1933 on July 7, 1999, and the audited financial statements for the Registrant's fiscal year ended December 31, 1998 contained therein.

     (b) The description of the Common Stock of the Registrant that is contained in the Registration Statement of Form 8-A filed pursuant to
          Section 12 of the Exchange Act on July 2, 1999.

     (c) The Quarterly Report for the quarterly period ended June 30, 1999 on Form 10-Q filed pursuant to Section 13 and 15 (d) of the Exchange Act on August 23, 1999.

     (d) The Quarterly Report for the quarterly period ended September 30, 1999 on Form 10-Q filed pursuant to Section 13 and 15 (d) of the Exchange Act on November 15, 1999.

     (e) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by references in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.    Description of Securities.
           -------------------------

     Not applicable.

Item 5.    Interests of Named Experts and Counsel.
           --------------------------------------

     Not applicable.

Item 6.    Indemnification of Directors and Officers.
           -----------------------------------------

     Musicmaker.com, Inc. (the "Registrant" or "Musicmaker.com") is organized under the laws of the State of Delaware. Musicmaker.com's Charter and Bylaws provide that Musicmaker.com shall indemnify and advance expenses to its directors, officers, employees and agents, and all persons who at any time served as directors, officers, employees or agents of Musicmaker.com, to the fullest extent permitted, and in the manner provided under the laws of the State of Delaware.

     The Delaware General Corporation Law provides that a Delaware corporation has the power generally to indemnify its directors, officers, employees and other agents serving, or who have served, Musicmaker.com (each, a "Corporate Agent") against expenses and liabilities (including amounts paid in settlement) in connection with any proceeding involving a person by reason of his being a Corporate Agent, other than a proceeding by or in the right of the corporation, if that person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, the person had no reasonable cause to believe his conduct was unlawful.

     In the case of an action brought by or in the right of the corporation, indemnification of a Corporate Agent is permitted if that person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which a person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification.

     To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of a proceeding, whether or not by or in the right of the corporation, or in the defense of any claim, issue or matter therein, the corporation is required to indemnify that person for expenses in connection therewith. Expenses incurred by a Corporate Agent in connection with a proceeding may, under certain circumstances, be paid by the corporation in advance of the final disposition of the proceeding as the corporation deems appropriate. Musicmaker.com's Charter permits the advancement of expenses by Musicmaker.com to officers or directors defending a qualified civil or criminal action upon receipt of an undertaking by such director or officer to repay the advancement amount if it shall ultimately be determined that such person is not entitled to indemnification. The terms and conditions of advancement are to be determined by Musicmaker.com's Board of Directors.

     The power to indemnify and advance the expenses under Delaware Law does not exclude other rights to which a Corporate Agent may be entitled to under the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     Under Delaware law and Musicmaker.com's Charter, a director, officer, employee or agent of musicmaker.com that is successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, may require Musicmaker.com to provide indemnification for expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith.

     Unless ordered by a relevant court, indemnification for qualified persons shall be authorized on behalf of musicmaker.com by: (i) a majority of a quorum of the Board of Directors, if a quorum consisting of the directors not party to such action, suit or proceeding can be obtained; or (ii) by independent legal counsel in a written opinion, if a quorum of (i) above is not obtainable or if the disinterested quorum so directs; or (iii) stockholder approval.

     Under the DGCL and musicmaker.com's Charter, musicmaker.com is permitted to purchase and maintain insurance on behalf of Corporate Agents of musicmaker.com or persons serving at the request of musicmaker.com as Corporate Agents of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such, whether or not musicmaker.com would have had the power to indemnify such person. Musicmaker maintains director and officer insurance coverage.


Item 7.    Exemption from Registration Claimed.
           -----------------------------------

     Not applicable.

Item 8.    Exhibits.
           --------

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See
Exhibit Index below).

Item 9.    Undertakings.
           ------------

     (a)   The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, in New York, New York, on January 28, 2000.

                              MUSICMAKER.COM, INC.

                              By:  /s/ DEVARAJAN S. PUTHUKARAI
                                   ---------------------------

                              Name:  Devarajan S. Puthukarai
                              Title: Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Signature                                          Title                          Date
-------------------------------------------------------------------------------------------------
/s/DEVARAJAN S. PUTHUKARAI             Chief Executive Officer,        January 28, 2000
--------------------------             President, Chief Operating
Devarajan S. Puthukarai                Officer and Director
                                       (Principal Executive Officer)

/s/ MARK A. FOWLER                     Director of Finance and         January 28, 2000
------------------                     Administration and Chief
Mark A. Fowler                         Financial Officer (Principal
                                       Financial and Accounting
                                       Officer)

         *                             Chairman                        January 28, 2000
---------------------
Robert P. Bernardi

         *                             Vice Chairman                   January 28, 2000
---------------------
Irwin H. Steinberg

         *                             Director                        January 28, 2000
---------------------
Edward J. Mathias


         *                             Director                        January 28, 2000
---------------------
Jay A. Samit

         *
---------------------                  Director                        January 28, 2000
Jonathan A.B. Smith

         *
---------------------                  Director                        January 28, 2000
John A. Skolas

* By: /s/ DEVARAJAN S. PUTHUKARAI
      ---------------------------

Name: Devarajan S. Puthukarai,
      Attorney-in-Fact

                               INDEX TO EXHIBITS




     Exhibit Number                          Exhibit Document
-------------------------------------------------------------------------------
           4.1*          Certificate of Incorporation of Registrant

           4.2*          Bylaws of Registrant

           4.3           Amended Stock Option Plan

           5.1 Opinion of Venable Baetjer and Howard, LLP, as to the legality of securities being registered (Counsel to the Registrant)

           23.1          Consent of Ernst & Young (Independent Auditors)

           23.2 Consent of Venable, Baetjer and Howard, LLP (contained in Exhibit 5.1 hereto)

           24.1          Power of Attorney
-----------------------

  * Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-72685), effective July 6, 1999.